CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-71703 on Form N-1A of our report dated July 26, 2021, relating to the financial statements and financial highlights of CCM Alternative Income Fund, appearing in the Annual Report on Form N-CSR of Community Capital Trust for the year ended May 31, 2021, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

Philadelphia, Pennsylvania

September 28, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-71703 on Form N-1A of our report dated July 26, 2021, relating to the financial statements and financial highlights of CCM Community Impact Bond Fund, appearing in the Annual Report on Form N-CSR of Community Capital Trust for the year ended May 31, 2021, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

Philadelphia, Pennsylvania

September 28, 2021